SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 [(Amendment No. )]

Filed by the Registrant     ☒

Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

THE LATIN AMERICAN DISCOVERY FUND, INC.

(Names of Registrant as Specified in Its Charters)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MORGAN STANLEY EMERGING MARKETS FUND, INC. (“MSF”)

THE LATIN AMERICAN DISCOVERY FUND, INC. (“LDF”)

c/o Morgan Stanley Investment Management Inc.

1221 Avenue of the Americas

New York, New York 10020

NOTICE OF ANNUAL MEETINGS OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given that the Annual Meetings of Stockholders of each of the Funds listed above (each a “Fund” and collectively, the “Funds”) will be held on Thursday, June 5, 2003, at the offices of Morgan Stanley Investment Management Inc., 1221 Avenue of the Americas, 22nd Floor, New York, New York 10020 at the following times:

MSF	a.m.
LDF	a.m.

The meetings are being held for the following purposes:

1.	To elect Directors of the Funds.

2.	To consider and act upon a stockholder proposal for each Fund.

3.	To consider and act upon any other business as may properly come before the Meetings or any adjournment thereof.

Only stockholders of record of a Fund at the close of business on April 10, 2003, the record date for the Meetings, are entitled to notice of, and to vote at, the Meeting of that Fund or any adjournment thereof.

Mary E. Mullin

Secretary

Dated: [April 14], 2003

If you do not expect to attend the Meeting(s) for your Fund(s), please sign and promptly return the enclosed Proxy Card(s) in the enclosed self-addressed envelope. In order to avoid the additional expense to the Funds of further solicitation, we ask your cooperation in mailing in your Proxy Card(s) promptly.

MORGAN STANLEY EMERGING MARKETS FUND, INC.

THE LATIN AMERICAN DISCOVERY FUND, INC.

c/o Morgan Stanley Investment Management Inc.

1221 Avenue of the Americas

New York, New York 10020

JOINT PROXY STATEMENT

This statement is furnished by the Board of Directors (each a “Board” and collectively, the “Boards”) of each of the Funds listed above (each a “Fund” and collectively, the “Funds”) in connection with the solicitation of Proxies by the Board of Directors for use at the Annual Meeting of Stockholders of each Fund (each a “Meeting and collectively, the “Meetings”) to be held on Thursday, June 5, 2003, at the principal executive office of Morgan Stanley Investment Management Inc. (hereinafter “Morgan Stanley Investment Management” or the “Manager”), 1221 Avenue of the Americas, 22nd Floor, New York, New York 10020. It is expected that the Notice of Annual Meeting, Proxy Statement and Proxy Card(s) will first be mailed to stockholders of each Fund on or about [April 14], 2003. The purpose of the Meetings, the matters to be acted upon and the commencement time of each Meeting are set forth in the accompanying Notice of Annual Meetings of Stockholders.

If the accompanying Proxy Card for a Fund is executed properly and returned, shares represented by it will be voted at the Meeting for that Fund in accordance with the instructions on the Proxy Card. A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund or by attendance and voting at the Meeting of such Fund. If no instructions are specified, shares will be voted FOR the election of the nominees for Directors and shares will be voted AGAINST the stockholder proposal set forth in Proposal 2.

The Board has fixed the close of business on April 10, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meetings and at any adjournment thereof. On that date, the following number of shares of Common Stock of each Fund were outstanding and entitled to vote:

MSF	shares
LDF	shares

The expense of solicitation will be borne by the Funds and will include reimbursement to brokerage firms and others for reasonable expenses in forwarding proxy solicitation materials to beneficial owners. The solicitation of Proxy Cards will be largely by mail, but may include, without cost to the Funds, telephonic, telegraphic or oral communications by regular employees of the Manager. The solicitation of Proxy Cards is also expected to include communications by employees of Georgeson Shareholder Communications Inc., a proxy solicitation firm expected to be engaged by the Funds to solicit Proxy Cards by mail or by telephonic, telegraphic or oral communications at a cost not expected to exceed [            ], plus out-of-pocket expenses, per Fund.

Each Fund will furnish, without charge, a copy of its annual report for its fiscal year ended December 31, 2002, to any stockholder of such Fund requesting such reports. Requests for annual and/or semi-annual reports should be made in writing to the respective Fund, c/o J.P. Morgan Investor Services Co., P.O. Box 2798, Boston, Massachusetts 02108-2798, or by calling 1-800-221-6726.

J.P. Morgan Investor Services Co. is an affiliate of the Funds’ administrator, JPMorgan Chase Bank (“JPMorgan Chase”), and provides administrative services to the Funds. The business address of JPMorgan Chase and J.P. Morgan Investor Services Co. is 73 Tremont Street, Boston, Massachusetts 02108-2798.

This Joint Proxy Statement is being used in order to reduce the preparation, printing, handling and postage expenses that would result from the use of a separate proxy statement for each Fund and, because stockholders may own shares of more than one Fund, to potentially avoid burdening stockholders with more than one proxy statement. Shares of a Fund are entitled to one vote each at the respective Fund’s Meeting. To the extent information relating to common ownership is available to the Funds, a stockholder that owns record shares in two of the Funds will receive a package containing a Joint Proxy Statement and Proxy Cards for the Funds in which such stockholder is a record owner. If the information relating to common ownership is not available to the Funds, a stockholder that beneficially owns shares in both Funds may receive two packages each containing a Joint Proxy Statement and a Proxy Card for each Fund in which such stockholder is a beneficial owner. It is essential that stockholders complete, date, sign and return each enclosed Proxy Card.

The Board of Directors of each Fund recommends that you vote “FOR” the election of the nominees as directors as set forth in Proposal No. 1 of the Notice of Annual Meetings of Stockholders.

The Board of Directors of each Fund unanimously recommends that you vote “AGAINST” Proposal No. 2. The Boards believe that this proposal is not in the best interests of stockholders and would substantially impair the ability of the Funds to operate effectively.

ELECTION OF DIRECTORS

(Proposal No. 1)

At the Meetings, Directors will be elected to hold office for a term specified below and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying Proxy Card to vote, on behalf of the stockholders, for the election of Phillip J. Purcell as a Class I Director for a term commencing on July 31, 2003 and expiring in 2005, Charles A. Fiumefreddo, Michael Bozic and Edwin J. Garn as Class II Directors for a term commencing on July 31, 2003 and expiring in 2006 and Wayne A. Hedien, Dr. Manuel H. Johnson and James F. Higgins as Class III Directors for a term commencing on July 31, 2003 and expiring in 2004.

The proposed slate of nominees for the Boards of the Funds reflects an effort to consolidate the existing Boards of the Funds with the boards of the open-end and closed-end registered investment companies managed by an affiliate of the Manager which are marketed to retail investors (the “Retail Funds”). The consolidation is expected to provide administrative efficiencies to the Funds.

In order to effect this consolidation, the individual nominees were evaluated and nominated by each Fund’s current Board of Directors. At a meeting held on March 24, 2003, the Boards of Directors of MSF and LDF proposed that Charles A. Fiumefreddo, Michael Bozic, Edwin J. Garn, Wayne E. Hedien, Dr. Manuel H. Johnson, James F. Higgins and Phillip J. Purcell, current directors of the Retail Funds, become Directors of the Funds. Each proposal for election of a Director of a Fund made by the Boards of Directors of the Funds is subject to the approval of the respective Fund’s stockholders at the Meetings. The seven nominees listed above will effectively be replacing Ronald E. Robison, Mitchell M. Merin (who was elected at a February 13, 2003 Board Meeting), John D. Barrett II, Vincent R. McLean, Jr., C. Oscar Morong, Jr., Gerard E. Jones, Thomas P. Gerrity and William G. Morton, who have tendered their resignations as Directors of the Funds effective July 31, 2003 (or, if a Fund’s stockholder meeting is not held by then, on such later date as the meeting is held).

Pursuant to the By-Laws of each Fund, the terms of office of the Directors are staggered. The Board of Directors of each Fund is divided into three classes, designated Class I, Class II and Class III, with each class having a term of three years. Each year the term of one class expires. Class I currently consists of Ronald E. Robison, Michael Nugent, Joseph J. Kearns and Fergus Reid. Class II currently consists of John D. Barrett II, Vincent R. McLean and C. Oscar Morong, Jr. Class III currently consists of Mitchell M. Merin, Gerard E. Jones, Thomas P. Gerrity and William G. Morton, Jr. If the stockholders of the Funds elect the nominees as Directors, then after the Meetings, effective July 31, 2003, Class I will consist of Phillip J. Purcell, Michael Nugent, Joseph J. Kearns and Fergus Reid. Class II will consist of Charles A. Fiumefreddo, Michael Bozic and Edwin J. Garn and Class III will consist of Wayne A. Hedien, Dr. Manuel H. Johnson and James F. Higgins. The resignations of the applicable current Directors and election of the new Directors will be effective July 31, 2003 (or, if a Fund’s stockholder meeting is not held by then, on such later date as the meeting is held). Only Mr. Purcell and the Directors in Classes II and III are being considered for election at the Meetings.

Pursuant to each Fund’s By-Laws, each Director holds office until (i) the expiration of his term and until his successor has been elected and qualified, (ii) his death, (iii) his resignation, (iv) December 31 of the year in which he reaches seventy-three years of age, or (v) his removal as provided by statute or the Articles of Incorporation. Each officer of the Funds will hold such office until his death or resignation or until a successor has been duly elected and qualified.

The Board of Directors of each Fund has an Audit Committee. The Audit Committee makes recommendations to the full Board of Directors with respect to the engagement of independent accountants and reviews with the independent accountants the plan and results of the audit engagement and matters having a material effect on each Fund’s financial operations. Each Fund adopted a formal, written Audit Committee Charter on September 15, 1999. The Audit Committees of the Funds met two times during the fiscal year ended December 31, 2002.

The members of the Audit Committees of each Fund are currently Joseph J. Kearns, John D. Barrett II, Vincent R. McLean, C. Oscar Morong, Jr. and Gerard E. Jones, none of whom is an “interested person,” as defined under the Investment Company Act of 1940, as amended (the “1940 Act”) of the Funds (with such disinterested Directors being

“Independent Directors”), of either Fund, and each of whom is “independent” from each Fund under the listing standards of the New York Stock Exchange, Inc. The Chairman of each Audit Committee is Joseph J. Kearns.

The Board of Directors of each Fund also has a Nominating and Compensation Committee. The Nominating and Compensation Committee evaluates and recommends nominees for election to each Fund’s Board of Directors and establishes compensation for Independent Directors. Each Fund has adopted a formal, written Nominating and Compensation Committee Charter. The current members of the Nominating and Compensation Committees for the Funds are Fergus Reid, William G. Morton, Jr., Thomas P. Gerrity and Michael Nugent, each of whom is an Independent Director. The Chairman of the Nominating and Compensation Committee of each Fund is Fergus Reid. The Nominating and Compensation Committees for the Funds did not meet during the fiscal year ending December 31, 2002.

There were four meetings of the Board of Directors of each Fund held during the fiscal year ended December 31, 2002. For the 2002 fiscal year, each current Director for each of the Funds attended at least seventy-five percent of the aggregate number of meetings of the Board and of any committee on which he served.

Each of the nominees for Director has consented to be named in this Joint Proxy Statement and to serve as a director of the Funds if elected. The Board of Directors of each Fund has no reason to believe that any of the nominees named above will become unavailable for election as a Director, but if that should occur before the Meeting for that Fund, Proxies will be voted for such persons as the Board of Directors of the Fund may recommend.

Certain information regarding the current Directors of the Funds, and nominees for election as Directors, is set forth below:

Name, Address and Age	Position with the Funds	Principal Occupations During Past Five Years and Other Directorships	Number of Portfolios in Fund Complex Overseen by Director
Interested Directors
Current Directors

Mitchell M. Merin *(1) 1221 Avenue of the Americas New York, NY (49)	Class III Director and Chairman of the Board for each of the Funds since 2003

President and Chief Operating Officer of Morgan Stanley Investment Management; President, Director and Chief Executive Officer of Morgan Stanley Investment Advisors Inc. and Morgan Stanley Services Company Inc.; Chairman, Chief Executive Officer and Director of Morgan Stanley Distributors Inc.; Chairman and Director of Morgan Stanley Trust; Director of various Morgan Stanley subsidiaries; President and Chief Executive Officer of the Retail Funds and TCW/DW Term Trust 2003; Trustee, President and Chief Executive Officer of the Van Kampen open-end funds and closed-end funds; Formerly Chief Strategic Officer of Morgan Stanley Investment Advisors Inc. and Morgan Stanley Services Company Inc., Executive Vice President of Morgan Stanley Distributors Inc., Vice President of the Retail Funds and Executive Vice President of Morgan Stanley.

90

Name, Address and Age	Position with the Funds	Principal Occupations During Past Five Years and Other Directorships	Number of Portfolios in Fund Complex Overseen by Director
Interested Directors
Current Directors

Ronald E. Robison*(1) 1221 Avenue of the Americas New York, New York 10020 (64)	Class I Director of each of the Funds since 2001

Chief Global Operations Officer and Managing Director of Morgan Stanley Investment Management; Managing Director of Morgan Stanley & Co. Incorporated; Managing Director of Morgan Stanley; Managing Director and Director of Morgan Stanley Investment Advisers Inc. and Morgan Stanley Services Company Inc.; President, Chief Executive Officer and Director of Morgan Stanley Trust; Director or Trustee and President of various U.S. registered investment companies managed by Morgan Stanley Investment Management; Vice President of the Retail Funds; Formerly, Managing Director and Chief Operating Officer of TCW Funds Management and Managing Director of Trust Company of the West.

			93

Nominees

Charles A. Fiumefreddo*† c/o Morgan Stanley Trust Harborside Financial Center, Plaza Two, Jersey City, NJ (69)	Nominee for Class II Director of each of the Funds	Chairman, Director or Trustee and Chief Executive Officer of the Retail Funds and the TCW/DW Term Trust 2003; Formerly, Chairman, Chief Executive Officer and Director of Morgan Stanley Investment Advisors Inc., Morgan Stanley Distributors Inc. and Morgan Stanley Services Company Inc., Executive Vice President and Director of Morgan Stanley Dean Witter, Chairman and Director of Morgan Stanley Trust and Director and/or officer of various Morgan Stanley subsidiaries and Chief Executive Officer of the Retail Funds and the TCW/DW Term Trusts.	123

James F. Higgins*† c/o Morgan Stanley Trust Harborside Financial Center, Plaza Two, Jersey City, NJ (55)	Nominee for Class III Director of each of the Funds	Director or Trustee of the Retail Funds and the TCW/DW Term Trust 2003; Senior Advisor of Morgan Stanley; Director of Morgan Stanley Distributors Inc. and Dean Witter Realty Inc.; Director of AXA Financial, Inc. and The Equitable Life Assurance Society of the United States (financial services); Formerly, President and Chief Operating Officer of the Private Client Group of Morgan Stanley and President and Chief Operating Officer of Individual Securities of Morgan Stanley.	123

Name, Address and Age	Position with the Funds	Principal Occupations During Past Five Years and Other Directorships	Number of Portfolios in Fund Complex Overseen by Director
Interested Directors
Current Directors

Phillip J. Purcell*† 1585 Broadway New York, NY (59)	Nominee for Class I Director of each of the Funds	Director or Trustee of the Retail Funds and the TCW/DW Term Trust 2003; Chairman of the Board of Directors and Chief Executive Officer of Morgan Stanley and Morgan Stanley Dean Witter Inc.; Director of Morgan Stanley Distributors Inc.; Chairman of the Board of Directors and Chief Executive Officer of Novus Credit Services Inc.; Director and/or officer of various Morgan Stanley subsidiaries; Director of American Airlines, Inc. and its parent company, AMR Corporation.	123

*	“Interested person” of the Fund within the meaning of the 1940 Act. Mr. Purcell is Chairman and Chief Executive Officer of Morgan Stanley, of which the Manager is a subsidiary, and Messrs. Merin and Robison are officers of the Manager.

†	Nominee for election as a Director of one or more Funds at the Meetings.

(1)	Messrs. Merin and Robison have each tendered their resignations as Directors effective July 31, 2003 (or, if a Fund’s stockholder meeting is not held by then, on such later date as the meeting is held).

Name, Address and Age	Position with the Funds	Principal Occupations During Past Five Years and Other Directorships	Number of Portfolios in Fund Complex Overseen by Director
Independent Directors
Current Directors

John D. Barrett II (1) Barrett Associates, Inc. 565 Fifth Avenue New York, New York 10017 (67)	Class II Director of each of the Funds since 2000	CEO and Chairman of the Board of Directors of Barrett Associates, Inc. (investment counseling); Director of the Ashforth Company (real estate); Chairman, and formerly Director, of the Barrett Growth Fund; Limited Partner, Barrett Growth Partners, LP; Limited Partner, Long Meadow Holdings, LP; Director or Trustee of various U.S. registered investment companies managed by Morgan Stanley Investment Management.	90

Name, Address and Age	Position with the Funds	Principal Occupations During Past Five Years and Other Directorships	Number of Portfolios in Fund Complex Overseen by Director
Independent Directors
Current Directors

Thomas P. Gerrity (1) Wharton School University of Pennsylvania Philadelphia, PA 19104-6370 (61)	Class III Director of each of the Funds since 2001

Professor of Management, and formerly Dean, of Wharton School of Business, University of Pennsylvania; Director of Sunoco (oil refining), Fannie Mae (mortgage finance), CVS Corporation (retail pharmacy), Internet Capital Group and Knight-Ridder, Inc. (newspapers); Director or Trustee of various U.S. registered investment companies managed by Morgan Stanley Investment Management; Formerly, Director of Reliance Group Holdings (insurance), IKON Office Solutions, Inc. (office equipment), Fiserv (financial services), Investor Force Holdings, Inc. (institutional investment information services), Digital Equipment Corporation (computer equipment), ICG Commerce, Inc. (internet commerce) and Union Carbide Corporation (chemicals).

			90

Gerard E. Jones (1) Shipman & Goodwin, LLP 43 Arch Street Greenwich, Connecticut 06830 (66)	Class III Director of each of the Funds since 2000	Of Counsel, Shipman & Goodwin, LLP (law firm); Director of Tractor Supply Company, Tiffany Foundation and Fairfield County Foundation; Director or Trustee of various U.S. registered investment companies managed by Morgan Stanley Investment Management.	92

Joseph J. Kearns† PMB 754 23852 Pacific Coast Highway Malibu, California 90625 (60)	Class I Director of each of the Funds since 2001	President, Kearns & Associates LLC (investment consulting); Director of Electro Rent Corporation (equipment leasing), The Ford Family Foundation and UCLA Foundation; Formerly, Chief Financial Officer of The J. Paul Getty Trust; Director or Trustee of various U.S. registered investment companies managed by Morgan Stanley Investment Management.	90

Vincent R. McLean (1) 702 Shackamaxon Dr. Westfield, NJ 07090 (71)	Class II Director of each of the Funds since 2001	Director of Legal and General America, Inc. (insurance), Banner Life Insurance Co. and William Penn Life Insurance Company of New York; Director or Trustee of various U.S. registered Investment companies managed by Morgan Stanley Investment Management; Formerly, Executive Vice President, Chief Financial Officer, Director and Member of the Executive Committee of Sperry Corporation (now part of UNISYS Corporation) (computers).	90

Name, Address and Age	Position with the Funds	Principal Occupations During Past Five Years and Other Directorships	Number of Portfolios in Fund Complex Overseen by Director
Independent Directors
Current Directors

C. Oscar Morong, Jr. (1) 1385 Outlook Drive West Mountainside, NJ 07092 (67)	Class II Director of each of the Funds since 2001	Managing Director of Morong Capital Management; Trustee of the mutual funds in the Smith Barney CitiFunds fund complex; Director or Trustee of various U.S. registered investment companies managed by Morgan Stanley Investment Management; Formerly, Senior Vice President and Investment Manager for CREF, TIAA-CREF Investment Management, Inc.; Director of the Indonesia Fund, the Landmark Funds and Ministers and Missionaries Benefit Board of American Baptist Churches.	90

William G. Morton, Jr. (1) 100 Franklin Street Boston, Massachusetts 02110 (65)	Class III Director of each of the Funds since 1995	Formerly Chairman and Chief Executive Officer of Boston Stock Exchange; Director of RadioShack Corporation (electronics); Director or Trustee of various U.S. registered investment companies managed by Morgan Stanley Investment Management.	90

Michael Nugent Triumph Capital 445 Park Avenue New York, New York 10022 (66)	Class I Director of each of the Funds since 2001	Chairman of the Insurance Committee and Director or Trustee of the Retail Funds; General Partner, Triumph Capital, L.P., a private investment partnership; Director or Trustee of the investment companies managed by Morgan Stanley Investment Management and Morgan Stanley Investments LP; Director of various business organizations; Formerly, Vice President of Bankers Trust Company and BT Capital Corporation.	200

Fergus Reid 85 Charles Colman Boulevard Pawling, New York 12564 (70)	Class I Director of each of the Funds since 2000	Chairman and Chief Executive Officer of Lumelite Plastics Corporation; Trustee and Director of certain investment companies in the J.P. Morgan Funds complex managed by J.P. Morgan Investment Management Inc.; Director of various U.S. registered investment companies managed by Morgan Stanley Investment Management.	92

Name, Address and Age	Position with the Funds	Principal Occupations During Past Five Years and Other Directorships	Number of Portfolios in Fund Complex Overseen by Director
Independent Directors
Nominees

Michael Bozic† c/o Mayer, Brown, Rowe & Maw 1675 Broadway New York, NY (62)	Nominee for Class II Director of each of the Funds	Retired; Director or Trustee of the Retail Funds and the TCW/DW Term Trusts; Director of Weirton Steel Corporation; Formerly, Vice Chairman of Kmart Corporation, Chairman and Chief Executive Officer of Levitz Furniture Corporation and President and Chief Executive Officer of Hills Department Stores; Formerly Chairman, Chief Executive Officer, President and Chief Operating Officer of the Sears Merchandise Group of Sears, Roebuck & Co.	123

Edwin J. Garn† c/o Summit Ventures LLC 1 Utah Center 201 S. Main Street Salt Lake City, UT (70)	Nominee for Class II Director of each of the Funds

Director or Trustee of the Retail Funds and the TCW/DW Term Trust 2003; Director of Franklin Covey (time management systems), BMW Bank of North America, Inc. (industrial loan corporation), United Space Alliance (joint venture between Lockheed Martin and the Boeing Company) and Nuskin Asia Pacific (multilevel marketing); Member of the boards of various civic and charitable organizations; Formerly, United States Senator (R-Utah) and Chairman, Senate Banking Committee; Mayor of Salt Lake City, Utah; Astronaut, Space Shuttle Discovery; Vice Chairman, Huntsman Corporation (chemical company); Member of the Utah Regional Advisory Board of Pacific Corp.

			123

Wayne E. Hedien† c/o Mayer, Brown, Rowe & Maw 1675 Broadway New York, NY (68)	Nominee for Class III Director of each of the Funds	Retired; Director or Trustee of the Retail Funds and the TCW/DW Term Trust 2003; Director of the PMI Group Inc. (private mortgage insurance); Trustee and Vice Chairman of the Field Museum of Natural History; Director of various other business and charitable organizations; Formerly associated with the Allstate Companies, most recently as Chairman of The Allstate Corporation and Chairman and Chief Executive Officer of its wholly-owned subsidiary, Allstate Insurance Company.	123

Name, Address and Age	Position with the Funds	Principal Occupations During Past Five Years and Other Directorships	Number of Portfolios in Fund Complex Overseen by Director
Independent Directors
Nominees

Dr. Manuel H. Johnson† c/o Johnson Smick International, Inc. 1133 Connecticut Avenue N.W. Washington, D.C. (53)	Nominee for Class III Director of each of the Funds	Director or Trustee and Chairman of the Audit Committee of the TCW/DW Term Trust 2003; Senior Partner, Johnson Smick International, Inc. (consulting firm); Co-Chairman and a founder of the Group of Seven Council (G7C), an international economic commission; Director of NVR, Inc. (home construction); Chairman and Trustee of the Financial Accounting Foundation (oversight organization of the Financial Accounting Standards Board); Formerly, Vice Chairman of the Board of Governors of the Federal Reserve System and Assistant Secretary of the U.S. Treasury.	123

†	Nominee for election as a Director of one or more Funds at the Meetings.
(1)	Messrs. Barrett, Gerrity, Jones, McLean, Morong and Morton each have tendered their resignations as Directors of the Funds effective July 31, 2003 (or, if a Fund’s stockholder meeting is not held by then, on such later date as the meeting is held).

Certain information regarding the officers of the Funds is set forth below:

Name, Address and Age	Position with the Funds	Principal Occupations During Past Five Years

Ronald E. Robison* 1221 Avenue of the Americas New York, New York 10020 (64)	President of the Funds since 2001

Chief Global Operations Officer and Managing Director of Morgan Stanley Investment Management; Managing Director of Morgan Stanley & Co. Incorporated; Managing Director of Morgan Stanley; Managing Director and Director of Morgan Stanley Investment Advisers Inc. and Morgan Stanley Services Company Inc.; President, Chief Executive Officer and Director of Morgan Stanley Trust; Director or Trustee and President of various U.S. registered investment companies managed by Morgan Stanley Investment Management; Vice President of the Retail Funds; Formerly, Managing Director and Chief Operating Officer of TCW Funds Management and Managing Director of Trust Company of the West.

Stefanie V. Chang* 1221 Avenue of the Americas New York, New York 10020 (36)	Vice President of the Funds since 1997

Executive Director of Morgan Stanley & Co. Incorporated and Morgan Stanley Investment Management; Officer of various U.S. registered investment companies managed by Morgan Stanley Investment Management; Previously practiced law with the New York law firm of Rogers & Wells.

Lorraine Truten* 1221 Avenue of the Americas New York, New York 10020 (41)	Vice President of the Funds since 2001

Executive Director of Morgan Stanley Investment Management; President of Morgan Stanley Distribution, Inc.; Officer of various U.S. registered investment companies managed by Morgan Stanley Investment Management.

Mary E. Mullin* 1221 Avenue of the Americas New York, New York 10020 (36)	Secretary of the Funds since 1999

Vice President of Morgan Stanley & Co. Incorporated and Morgan Stanley Investment Management; Officer of various U.S. registered investment companies managed by Morgan Stanley Investment Management; Previously practiced law with the New York law firms of McDermott, Will & Emery and Skadden, Arps, Slate, Meagher & Flom LLP.

James W. Garrett* 1221 Avenue of the Americas New York, NY 10020 (34)	Treasurer of the Funds since 2002

Executive Director of Morgan Stanley & Co. Incorporated and Morgan Stanley Investment Management; Officer of various U.S. registered investment companies managed by Morgan Stanley Investment Management; Previously with Price Waterhouse LLP.

Michael Leary 73 Tremont Street Boston, Massachusetts 02108 (37)	Assistant Treasurer of the Funds since 2003

Vice President and Senior Manager of Fund Administration and Compliance of J.P. Morgan Investors Service Co.; Officer of various U.S. registered investment companies managed by Morgan Stanley Investment Management; Formerly with Ernst & Young LLP.

*	“Interested person” of the Funds within the meaning of the 1940 Act. Mr. Robison, Mr. Garrett, Ms. Chang, Ms. Truten and Ms. Mullin are officers of the Manager.

Based on information furnished by each Independent Director as of [April , 2003], neither any Independent Director nor any immediate family member of any Independent Director owned any securities of the Manager or its affiliates as of such date.

The following tables set forth information regarding the dollar ranges of beneficial ownership of shares in each Fund owned by the Directors of the Funds and each nominee for election as a Director, as of [April , 2003]. This information has been furnished by each Director and nominee. The dollar values in the following table are based upon the market price of the relevant Fund’s shares as of [April , 2003].

Name of Current Director	MSF	LDF	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen in Family of Investment Companies
Barrett	Over $100,000	$1-$10,000	Over $100,000
Gerrity	None	None	$10,001-$50,000
Jones	None	None	Over $100,000
Kearns	None	None	$10,001-$50,000
McLean	None	None	$1-$10,000
Merin			Over $100,000
Morong	None	None	None
Morton	$10,001-$50,000	$1-$10,000	$50,001-$100,000
Nugent	None	None	Over $100,000
Reid	$1-$10,000	None	Over $100,000
Robison	None	None	None

Name of Nominee	MSF	LDF	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen in Family of Investment Companies
Bozic	None	None	Over $100,000
Fiumefreddo	None	None	Over $100,000
Garn	None	None	Over $100,000
Hedien	None	None	Over $100,000
Higgins	None	None	Over $100,000
Johnson	None	None	Over $100,000
Purcell	None	None	Over $100,000

Certain of the Independent Directors have entered into a deferred fee arrangement (the “Fee Arrangement”) with the Funds, pursuant to which such Director may defer to a later date the receipt of the Director’s fees. The deferred fees owed by each Fund are credited to a bookkeeping account maintained by the Fund on behalf of such Director and accrue income from and after the date of credit in an amount equal to the amount that would have been earned had such fees (and all income earned thereon) been invested and reinvested either (i) in shares of the Fund or (ii) at a rate equal to the prevailing rate applicable to 90-day United States Treasury Bills at the beginning of each calendar quarter for which this rate is in effect, whichever method is elected by the Director.

Under the Fee Arrangement, deferred Director’s fees (including the return accrued thereon) will become payable by each Fund in cash upon such Director’s resignation from the Board of Directors of such Fund in a lump sum or in generally equal annual installments over a period of five years (unless the Fund has agreed to a longer or shorter payment period) beginning on the first day of the year following the year in which such Director’s resignation occurred. In the event of a Director’s death, remaining amounts payable to him under the Fee Arrangement will thereafter be payable to his designated beneficiary; in all other events, a Director’s right to receive payments is non-transferable. Under the Fee Arrangement, the Board of Directors of each Fund, in its sole discretion, has reserved the right, at the request of a Director or otherwise, to accelerate or extend the payment of amounts in the deferred fee account at any time after the termination of such Director’s service as a director. In addition, in the event of liquidation, dissolution or winding up of the Fund or the distribution of all or substantially all of the Fund’s assets and property to its stockholders (other than in connection with a reorganization or merger into another fund advised by Morgan Stanley Investment Management), all unpaid amounts in the deferred fee account maintained by the Fund will be paid in a lump sum to the Directors participating in the Fee Arrangement on the effective date thereof.

Set forth below are tables showing the aggregate compensation paid by the Funds to each of its Directors, as well as the total compensation paid to each Director of the Funds by the Funds and by other U.S. registered investment companies advised by Morgan Stanley Investment Management or its affiliates (collectively, the “Fund Complex”) for their services as Directors of such investment companies for the fiscal year ended December 31, 2002 for each Fund in the Fund Complex. In all cases, there were no pension or retirement benefits accrued as part of the Funds’ expenses.

The amounts reflected in the following tables include amounts paid by the Fund Complex for services rendered during the fiscal year ended in 2002 for each fund within the Fund Complex, regardless of whether such amounts were actually received by the Directors or nominees during such fiscal year.

Name of Current Directors	MSF	LDF	Total Compensation From Funds and Fund Complex Paid to Directors(2)(3)

Interested Directors

Merin(1)	$0	$0	$0
Robison(1)	$0	$0	$0

Independent Directors

Barrett	$484	$301	$ 87,000
Gerrity	$479	$298	$ 86,000
Jones	$494	$307	$ 90,500
Kearns(3)	$513	$319	$ 92,000
McLean(3)	$484	$301	$ 87,000
Morong(3)	$484	$301	$ 87,000
Morton	$479	$298	$ 86,000
Nugent	$484	$301	$293,475
Reid(3)	$511	$317	$ 92,000

(1)	“Interested person” of the Fund within the meaning of the 1940 Act.

(2)	Amounts shown in this column also include amounts received by each Director for service on the Boards of several other funds affiliated with the Funds which are part of the Fund Complex.

(3)	Amounts shown in this table include certain amounts deferred by Messrs. Kearns, McLean, Morong and Reid, in each case pursuant to the Fee Arrangement described above. For the amounts deferred by Messrs. Kearns, McLean, Morong and Reid, please refer to the table on page [16] of this joint proxy statement.

Name of Nominees	MSF	LDF	Total Compensation From Funds and Fund Complex Paid to Nominees(2)

Nominees for Interested Director

Fiumefreddo(1)	$0	$0	$360,000
Higgins(1)	$0	$0	$ 0
Purcell(1)	$0	$0	$ 0

Nominees for Independent Director

Bozic	$0	$0	$159,650
Garn	$0	$0	$159,650
Hedien	$0	$0	$158,950
Johnson	$0	$0	$226,063

(1)	“Interested person” of the Fund within the meaning of the 1940 Act.

(2)	Amounts shown in this column also include amounts received by each nominee for service on the Boards of several other funds affiliated with the Funds which are part of the Fund Complex.

The following table sets forth information regarding amounts deferred by certain Directors of their aggregate compensation from the Funds and the Fund Complex, in each case pursuant to the Fee Arrangement described above.

Name	MSF	LDF	Total Deferred Compensation From Funds and Fund Complex
Kearns	$513	$319	$92,000
McLean	$484	$301	$87,000
Morong	$484	$301	$87,000
Reid	$ 0	$ 0	$88,632

The election of the nominees for election as Directors of each Fund requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present. Under the Funds’ By-Laws, the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast thereat will constitute a quorum. For this purpose, abstentions and broker non-votes will be counted in determining whether a quorum is present at the Meeting, but will not be counted as votes cast at the Meeting.

The Boards of Directors of the Funds recommend that you vote “FOR” the election of the nominees as Directors.

STOCKHOLDER PROPOSAL FOR MSF

(Proposal No. 2)

A stockholder of MSF, Walter Baer (the “Proponent”), has submitted a proposal, Proposal No. 2, set forth below for inclusion in this Joint Proxy Statement for consideration by stockholders of the Fund. The Proponent claims beneficial ownership of 500 shares of common stock of MSF. The Fund will provide the address of the Proponent to any person who so requests such information by written or oral request to the Fund, c/o Morgan Stanley Investment Management Inc., 1221 Avenue of the Americas, New York, New York 10020 or by calling (888) 378-1568.

The Fund’s Board of Directors recommend that the stockholders vote AGAINST the stockholder’s proposal, Proposal No. 2. The reasons for the Board of Directors’ recommendation are set forth below the stockholder’s supporting statement.

Proposal

RESOLVED, that stockholders of MSF recommend that the Board of Directors act to adopt interval-fund status for the Fund, under which the Fund will make repurchase offers at three-month intervals for not less than 10% of the Fund’s shares outstanding at not less than 98% of net asset value (NAV), and to effect the first such repurchase offer not later than September 20, 2003.

Supporting Statement

Shares of our Fund have persistently traded at a large discount from net asset value (NAV). As of December 13, 2002, the discount was 18 percent, representing more than $32 million in value unavailable to shareholders.

Adopting an interval fund structure, in which the Fund conducts periodic repurchase offers at a price at or near NAV, will, in my opinion, substantially reduce the discount. This approach was successfully implemented by The Asia Tigers Fund, which in 2002 began quarterly tender offers for 10% of shares at 98% of NAV. Shareholders of The Asia Tigers Fund saw the discount fall from 19% on January 1, 2002 to 11% one month later after the interval fund proposal was announced. The discount stood at 8.1% as of February 28, 2003.

This proposal asks the directors of our Fund to approve and promptly submit a similar interval fund proposal to shareholders. Of course, the adoption of interval-fund status involves some risks to the Funds and to shareholders. For example, the Fund’s expense ratio may increase as its asset base decreases, and the need for periodic liquidity may cause the Fund to invest differently from the way they currently invest. However, I believe that the direct benefits to shareholders from reducing the discount greatly outweigh the possible risks and disadvantages. What has worked for The Asia Tigers Fund and other funds will, in my opinion, also work for our Fund to substantially increase shareholder value.

Your Board of Directors Urge You to Vote AGAINST the Stockholder’s Proposal, for the Reasons Discussed Below.

The Board of Directors has consistently considered alternatives for reducing the Fund’s discounts, and have taken numerous actions towards that end over the years. In an attempt to address the discount and enhance stockholder value, on July 30, 1998, the Fund commenced an open market repurchase program (the “Program”) of outstanding shares of the Fund’s common stock. Since the inception of the Program, 4,324,556 shares, representing 18.95% of the Fund’s outstanding shares when the Program commenced, have been repurchased through December 31, 2002. [To be updated] The repurchase of shares pursuant to the Program may have helped reduce the Fund’s discount. Since the inception of the Program, the discount at which the Fund’s shares trade from net asset value has fallen from 18.43% to 15.64% as of March 18, 2003. [To be updated]

The Board of Directors continues to consider all available options for reducing the Fund’s discount. As of March 18, 2003, the discount at which the Fund’s shares trade from net asset value was 15.64%, as compared to 17.34% as of December 31, 2002. The discount at which the Fund’s shares trade is ultimately caused by matters of supply and demand for the Fund’s shares, and the Board does not believe that adopting the proposed interval fund structure will substantially alter the imbalance between demand for and supply of the Fund’s shares that produces the discount. Moreover, the experience of The Asia Tigers Fund cited by the stockholder does not provide clear evidence that an interval fund structure reduces the discount of a closed-end fund’s shares. For example, although The Asia Tigers Fund’s discount was 19% on January 1, 2002, the discount fell to 16.5% on January 4, 2002 and 13.95% on January 11, 2002, before the interval fund proposal was publicly announced on January 29, 2002. Throughout the remainder of 2002, that Fund’s discount drifted up and down. Accordingly, it is unclear whether any reduction in that fund’s discount resulted from the interval fund structure or from general market conditions. There is no reason to assume that adopting an interval fund structure would have the effect of reducing the Fund’s discount.

The Board of Directors certainly understands, as described in the description of Proposal 2 on page [17], that if the Fund adopted an interval fund structure, certain stockholders would benefit as a result of the ability of stockholders to resell their shares to the Fund at net asset value less the applicable repurchase fee, if any, and the fact that the Fund’s shares might momentarily trade at a lower discount than is currently the case. Nevertheless, your Board of Directors does not believe that adopting an interval fund structure would benefit the Fund’s stockholders generally, particularly longer-term stockholders, and is strongly opposed to Proposal 2 for the following reasons:

Performance Impairment. As a closed-end fund, the Fund does not have to have cash available to meet repurchase requests on a regular basis and therefore, its assets can be more fully invested. Moreover, the Fund is never forced to sell securities at an inopportune time to meet repurchase requests. Both features would change if the Fund was to adopt the proposed interval fund structure and conduct regular large-scale repurchases accordingly. The Fund would thereafter be required to alter its investments so as to maintain cash reserves and portfolio liquidity to effect repurchases, and might be forced to sell portfolio securities at inopportune times to obtain cash to meet repurchase requests. Both changes would likely have an adverse effect on the Fund’s performance. In addition, as the Manager has advised the Board, the Manager would be constrained in its ability to add value through appropriate diversification, sector allocation and investment in medium and smaller capitalization companies as well as less liquid companies in a manner consistent with the Fund’s past practice or investor expectations. The closed-end structure of the Fund allows it to invest in securities that the Manager deems appropriate to hold over the long term, with the potential for higher returns than investments which are meant to be held for short time periods. Adopting an interval fund structure may render the Fund unable to make such long-term investments, which may adversely affect the Fund’s performance.

Accordingly, if the Fund adopts the proposed interval fund structure, it would be less likely that the Fund could continue its consistently strong relative performance of the past several years in comparison with its benchmark market index, which is the Morgan Stanley Capital International (MSCI) Emerging Markets Free Net Index, a market capitalization weighted index comprised of companies that are representative of the market structure of developing countries in Latin America, Asia, Eastern Europe, the Middle East and Africa. For the year ended December 31, 2002, the Fund outperformed its benchmark with the Fund having a total return (based on net asset value per share) of -5.49%, compared to -6.17% for its benchmark. For the five years ended December 31, 2002, the Fund outperformed its benchmark with the Fund having an average annual return (based on net asset value per share) of -0.86%, compared to an average of -4.66% for the Fund’s benchmark. Accordingly, the benefit of the reduction, if any, in the Fund’s discount that might occur upon the adoption of the proposed interval fund structure, may be partially offset by resulting impairment in the Fund’s performance.

Adopting the proposed interval fund structure might result in the eventual repurchase of a large percentage of the Fund’s outstanding shares and the resulting need to liquidate a corresponding portion of the Fund’s portfolio. Because of the limited liquidity of emerging equity markets, particularly for medium and smaller capitalization companies in which the Fund invests, this would likely be accomplished only at a loss in the value of the Fund’s shares held by remaining stockholders as the result of the market impact of the necessary portfolio liquidations. Moreover, the increased repurchase requests that the Fund would be required to meet if it adopted the proposed interval fund structure would incur additional transaction costs with respect to portfolio securities, thereby increasing the Fund’s expenses.

Higher Expenses. Apart from its deleterious short-term and long-term effects upon the Fund’s ability to achieve its investment objective, adopting the proposed interval fund structure would, in the judgment of the Board of Directors, injure the Fund and its stockholders in other ways. Importantly, the Fund’s per-share expense ratio would likely increase substantially for several reasons. First, those categories of Fund expenses that are more or less fixed notwithstanding fluctuations in the Fund’s asset size would be spread over a substantially smaller asset base, proportionally increasing their per-share effect. These include Board fees, custody, audit and legal expenses.

Additional legal, accounting and registration costs would be incurred by the Fund to adopt the proposed interval fund structure. The Manager estimates that these costs would be approximately $270,000 for the first year after the Fund adopt the proposed interval fund structure and approximately $245,000 on an annual basis thereafter (in each case assuming that the Fund conducts four repurchases per year as proposed by the Proponent). Finally, if the Fund adopts the proposed interval fund structure, the increased transaction costs with respect to portfolio securities of the Fund caused by increased repurchases would cause a persistent rise in the Fund’s expenses.

Continuing Viability. The eventual repurchase of a large percentage of the Fund’s outstanding shares upon its adopting the proposed interval fund structure could reduce the Fund’s assets to the point that the Fund would be too small to be economically viable, in which case the Manager might recommend to the Board of Directors that the Fund be liquidated.

The Board of Directors has a significant concern that, if the Fund becomes no longer viable, it will be necessary to liquidate the Fund. The remaining stockholders in the Fund will have the burden of bearing the costs of liquidation, including possibly tax liabilities, that stockholders who have their shares repurchased shortly after the Fund adopts the proposed interval fund structure will not bear. For these reasons, the Board of Directors may conclude that, as a result of a substantially decreased asset base and increased expenses, liquidation of the Fund would be fairer to the Fund’s stockholders than adopting the proposed interval fund structure.

Conclusion. For all the foregoing reasons, the Board of Directors strongly believes that, notwithstanding the benefit which those stockholders who would wish to have their shares repurchased over the short term would derive from the Fund adopting the proposed interval fund structure, on balance the best interests of the Fund and its stockholders would be substantially disadvantaged by such action. The Board of Directors does not believe that adopting the proposed interval fund structure would be in the best interests of the Fund’s stockholders.

Accordingly, your Board of Directors unanimously agrees that this proposal would substantially impair the ability of the Fund to operate effectively and therefore is not in the best interests of stockholders of the Fund. Your Board of Directors unanimously recommends that the stockholders vote AGAINST Proposal No. 2.

STOCKHOLDER PROPOSAL FOR LDF

(Proposal No. 2)

A stockholder of LDF, Walter Baer (the “Proponent”), has submitted a proposal, Proposal No. 2, set forth below for inclusion in this Joint Proxy Statement for consideration by stockholders of the Fund. The Proponent claims beneficial ownership of 500 shares of common stock of LDF. The Fund will provide the address of the Proponent to any person who so requests such information by written or oral request to the Fund, c/o Morgan Stanley Investment Management Inc., 1221 Avenue of the Americas, New York, New York 10020 or by calling (888) 378-1568.

The Fund’s Board of Directors recommend that the stockholders vote AGAINST the stockholder’s proposal, Proposal No. 2. The reasons for the Board of Directors’ recommendation are set forth below the stockholder’s supporting statement.

Proposal

RESOLVED, that stockholders of LDF recommend that the Board of Directors act to adopt interval-fund status for the Fund, under which the Fund will make repurchase offers at three-month intervals for not less than 10% of the Fund’s shares outstanding at not less than 98% of net asset value (NAV), and to effect the first such repurchase offer not later than September 20, 2003.

Supporting Statement

Shares of our Fund have persistently traded at a large discount from net asset value (NAV). As of December 13, 2002, the discount was 18 percent, representing more than $17 million in value unavailable to shareholders.

Adopting an interval fund structure, in which the Fund conducts periodic repurchase offers at a price at or near NAV, will in my opinion, substantially reduce the discount. This approach was successfully implemented by The Asia Tigers Fund, which in 2002 began quarterly tender offers for 10% of shares at 98% of NAV. Shareholders of The Asia Tigers Fund saw the discount fall from 19% on January 1, 2002 to 11% one month later after the interval fund proposal was announced. The discount stood at 8.1% as of February 28, 2003.

This proposal asks the directors of our Fund to approve and promptly submit a similar interval fund proposal to shareholders. Of course, the adoption of interval-fund status involves some risks to the Fund and to shareholders. For example, the Fund’s expense ratio may increase as its asset base decreases, and the need for periodic liquidity may cause the Fund to invest differently from the way they currently invest. However, I believe that the direct benefits to shareholders from reducing the discount greatly outweigh the possible risks and disadvantages. What has worked for The Asia Tigers Fund and other funds will, in my opinion, also work for our Fund to substantially increase shareholder value.

Your Board of Directors Urge You to Vote AGAINST the Stockholder’s Proposal, for the Reasons Discussed Below.

The Board of Directors has consistently considered alternatives for reducing the Fund’s discounts, and have taken numerous actions towards that end over the years. In an attempt to address the discount and enhance stockholder value, on September 15, 1998, the Fund commenced an open market repurchase program (the “Program”) of outstanding shares of the Fund’s common stock. Since the inception of the Program, 1,992,593 shares, representing 15.65% of the Fund’s outstanding shares when the Program commenced, have been repurchased through December 31, 2002. [To be updated] The repurchase of shares pursuant to the Program may have helped reduce the Funds’ discount. Since the inception of the Program, the discount at which the Fund’s shares trade from net asset value has fallen from 27.19% to 14.98% as of March 18, 2003. [To be updated]

The Board of Directors continues to consider all available options for reducing the Funds’ discount. As of March 18, 2003, the discount at which the Fund’s shares trade from net asset value was 14.98%, as compared to 18.54% as of December 31, 2002. The discount at which the Fund’s shares trade is ultimately caused by matters of supply and demand for the Fund’s shares, and the Board does not believe that adopting the proposed interval fund structure will substantially alter the imbalance between demand for and supply of the Fund’s shares that produces the discount. Moreover, the experience of The Asia Tigers Fund cited by the stockholder does not provide clear evidence that an interval fund structure reduces the discount of a closed-end fund’s shares. For example, although The Asia Tigers Fund’s discount was 19% on January 1, 2002, the discount fell to 16.50% on January 4, 2002 and 13.95% on January 11, 2002, before the interval fund proposal was publicly announced on January 29, 2002. Throughout the remainder of 2002, that Fund’s discount drifted up and down. Accordingly, it is unclear whether any reduction in that fund’s discount resulted from the interval fund structure or from general market conditions. There is no reason to assume that adopting an interval fund structure would have the effect of reducing the Fund’s discount.

The Board of Directors certainly understands, as described in the description of Proposal 2 on page [20], that if the Fund adopted an interval fund structure, certain stockholders would benefit as a result of the ability of stockholders to resell their shares to the Fund at net asset value less the applicable repurchase fee, if any, and the fact that the Fund’s shares might momentarily trade at a lower discount than is currently the case. Nevertheless, your Board of Directors does not believe that adopting an interval fund structure would benefit the Fund’s stockholders generally, particularly longer-term stockholders, and is strongly opposed to Proposal 2 for the following reasons:

Performance Impairment. As a closed-end fund, the Fund does not have to have cash available to meet repurchase requests on a regular basis and therefore, its assets can be more fully invested. Moreover, the Fund is never forced to sell securities at an inopportune time to meet repurchase requests. Both features would change if the Fund was to adopt the proposed interval fund structure and conduct regular large-scale repurchases accordingly. The Fund would thereafter be required to alter its investments so as to maintain cash reserves and portfolio liquidity to effect repurchases, and might be forced to sell portfolio securities at inopportune times to obtain cash to meet repurchase requests. Both changes would likely have an adverse effect on the Fund’s performance. In addition, as the Manager has advised the Board, the Manager would be constrained in its ability to add value through appropriate diversification, sector allocation and investment in medium and smaller capitalization companies as well as less liquid companies in a manner consistent with the Fund’s past practice or investor expectations. The closed-end structure of the Fund allows it to invest in securities that the Manager deems appropriate to hold over the long term, with the potential for higher returns than investments which are meant to be held for short time periods. Adopting an interval fund structure may render the Fund unable to make such long-term investments, which may adversely affect the Fund’s performance.

Accordingly, if the Fund adopts the proposed interval fund structure, it would be less likely that the Fund could continue its consistently strong relative performance of the past several years in comparison with its benchmark market index, which is the Morgan Stanley Capital International (MSCI) Emerging Markets Free Latin America Net Index, a broad based market cap weighted composite index covering at least 60% of markets in Argentina, Brazil, Chile, Colombia, Mexico, Peru and Venezuela. For the year ended December 31, 2002, the Fund outperformed its benchmark with the Fund having a total return (based on net asset value per share) of -20.08%, compared to –22.50% for its benchmark. For the five years ended December 31, 2002, the Fund outperformed its benchmark with the Fund having an average annual return (based on net asset value per share) of –4.51%, compared to an average of –7.91% for the Fund’s benchmark. Accordingly, the benefit of the reduction, if any, in the Fund’s discount that might occur upon the adoption of the proposed interval fund structure, may be partially offset by resulting impairment in the Fund’s performance.

Adopting the proposed interval fund structure might result in the eventual repurchase of a large percentage of the Fund’s outstanding shares and the resulting need to liquidate a corresponding portion of the Fund’s portfolio. Because of the limited liquidity of emerging equity markets, particularly for medium and smaller capitalization companies in which the Fund invests, this would likely be accomplished only at a loss in the value of the Fund’s shares held by remaining stockholders as the result of the market impact of the necessary portfolio liquidations. Moreover, the increased repurchase requests that the Fund would be required to meet if it adopted the proposed interval fund structure would incur additional transaction costs with respect to portfolio securities, thereby increasing the Fund’s expenses.

Higher Expenses. Apart from its deleterious short-term and long-term effects upon the Fund’s ability to achieve its investment objective, adopting the proposed interval fund structure would, in the judgment of the Boards of Directors, injure the Fund and its stockholders in other ways. Importantly, the Fund’s per-share expense ratio would likely increase substantially for several reasons. First, those categories of Fund expenses that are more or less fixed notwithstanding fluctuations in the Fund’s asset size would be spread over a substantially smaller asset base, proportionally increasing their per-share effect. These include Board fees, custody, audit and legal expenses.

Additional legal, accounting and registration costs would be incurred by the Fund to adopt the proposed interval fund structure. The Manager estimates that these costs would be approximately $270,000 for the first year after the Fund adopts the proposed interval fund structure and approximately $245,000 on an annual basis thereafter (in each case assuming that the Fund conducts four repurchases per year as proposed by the Proponent). Finally, if the Fund adopts the proposed interval fund structure, the increased transaction costs with respect to portfolio securities of the Fund caused by increased repurchases would cause a persistent rise in the Fund’s expenses.

Continuing Viability. The eventual repurchase of a large percentage of the Fund’s outstanding shares upon its adopting the proposed interval fund structure could reduce the Fund’s assets to the point that the Fund would be too small to be economically viable, in which case the Manager might recommend to the Board of Directors that the Fund be liquidated.

The Board of Directors has a significant concern that, if the Fund becomes no longer viable, it will be necessary to liquidate the Fund. The remaining stockholders in the Fund will have the burden of bearing the costs of liquidation, including possibly tax liabilities, that stockholders who have their shares repurchased shortly after the Fund adopt the proposed interval fund structure will not bear. For these reasons, the Board of Directors may conclude that, as a result of a substantially decreased asset base and increased expenses, liquidation of the Fund would be fairer to the Fund’s stockholders than adopting the proposed interval fund structure.

Conclusion. For all the foregoing reasons, the Board of Directors strongly believes that, notwithstanding the benefit which those stockholders who would wish to have their shares repurchased over the short term would derive from the Fund adopting the proposed interval fund structure, on balance the best interests of the Fund and its stockholders would be substantially disadvantaged by such action. The Board of Directors does not believe that adopting the proposed interval fund structure would be in the best interests of the Fund’s stockholders.

Accordingly, your Board of Directors unanimously agrees that this proposal would substantially impair the ability of the Fund to operate effectively and therefore is not in the best interests of stockholders of the Fund. Your Board of Directors unanimously recommends that the stockholders vote AGAINST Proposal No. 2.

Voting Information

As each of the Proponent’s proposals are presented as a recommendations to the Boards of Directors of the Funds, there is no law or regulation that specifies the vote required to pass each proposal. Rather, in considering whether or not to take any action to adopt an interval fund structure, the Board of Directors will give the recommendation set forth in the proposal such weight as it believes appropriate based on the voting of stockholders for the proposal. In general, it is unlikely that the Board of Directors of a Fund will accord a proposal any significant weight unless it is approved by the holders of a substantial majority of the Fund’s outstanding shares.

Under the rules of the New York Stock Exchange, while brokers are permitted to submit on behalf of their customers proxies with respect to the election of each Fund’s directors whether or not the brokers receive instructions from their customers regarding how to vote, brokers are not permitted to submit proxies with respect to the Proponent’s proposal for a Fund unless the brokers have received instructions from the customers holding shares of the Fund as to how to vote on that proposal. As a result, while there may be a quorum for the meeting as a result of votes submitted by brokers on behalf of their customers for the election of directors, it is likely, based on past experience, that the holders of less than a majority of the outstanding shares of each Fund will vote on the Proponent’s proposal because many shareholders will have failed to instruct their brokers on how to vote on that proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the knowledge of the Funds’ management, the following persons owned beneficially more than 5% of the Funds’ outstanding shares at [April 10], 2003:

Fund	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

MSF	Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036	504,154 shares with shared voting power and shared dispositive power; 607,166 shares with shared dispositive power but no voting power (1)	5.18%

	Wachovia Corporation One First Union Center Charlotte, North Carolina 28288-0013	1,023,547 shares with sole voting power and 1,022,547 shares with sole dispositive power and 1,000 shares with shared dispositive power (2)	5.51%

	Lazard Freres & Co. LLC 30 Rockefeller Plaza New York, New York 10020	3,193,100 shares with sole and sole dispositive power (3)	16.9%

LDF	Lazard Freres & Co. LLC 30 Rockefeller Plaza New York, New York 10020	1,638,300 shares with sole and sole dispositive power (3)	15.2%

	President and Fellows of Harvard College c/o Harvard Management Company, Inc. 600 Atlantic Avenue Boston, Massachusetts 02210	1,395,201 shares with sole voting power and sole dispositive power (4)	13.0%

	Deutsche Bank AG Taunusanlage 12, D-60325 Frankfurt am Main Federal Republic of Germany	816,700 shares with sole voting power and sole dispositive power (5)	7.5%

(1)	Based on a Schedule 13G / A filed with the Commission on February 5, 1999.

(2)	Based on a Schedule 13G filed with the Commission on February 12, 2003.

(3)	Based on a Schedule 13G / A filed with the Commission on February 18, 2003.

(4)	Based on a Schedule 13G / A filed with the Commission on February 12, 2003.

(5)	Based on a Schedule 13G filed with the Commission on February 5, 2003.

AUDIT COMMITTEE REPORT AND AUDITOR FEES

Report of the Audit Committee

At a meeting held on February 13, 2003, the Boards of Directors of the Funds, including a majority of the Directors who are not “interested persons,” as defined under the 1940 Act, of the Funds acting on the recommendation of the Audit Committees of the Funds, selected Ernst & Young LLP to act as independent accountants for the Funds for the fiscal year ending December 31, 2003. The Audit Committees have received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board No. 1 and have discussed with Ernst & Young LLP its independence with respect to the Funds. The Funds knows of no direct financial or material indirect financial interest of Ernst & Young LLP in the Funds.

The Funds’ financial statements for the fiscal year ended December 31, 2002 were audited by Ernst & Young LLP. The Audit Committees have reviewed and discussed the audited financial statements of the Funds with management of the Fund. The Audit Committees have further discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61. Based on the foregoing review and discussions, the Audit Committees recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2002 be included in the Funds’ most recent annual report.

Joseph J. Kearns, Chairman of the Audit Committee

John D. Barrett II, Member of the Audit Committee

Gerard E. Jones, Member of the Audit Committee

Vincent R. McLean, Member of the Audit Committee

C. Oscar Morong, Jr., Member of the Audit Committee

Audit Fees

The aggregate fees paid to Ernst & Young LLP in connection with the annual audit of the Funds’ financial statements for the fiscal years ended December 31, 2002 and December 31, 2001, respectively, are set forth below:

	2002	2001

MSF		$$90,000
LDF		$$65,000

Audit-Related Fees

The aggregate fees paid to Ernst & Young LLP related to the annual audit of the Funds’ financial statements for the fiscal years ended December 31, 2002 and December 31, 2001, respectively, are set forth below, which includes [description to be provided]:

	2002	2001

MSF	$	$
LDF	$	$

Tax Fees

The aggregate fees paid to Ernst & Young LLP in connection with tax compliance, tax advice and tax planning for each Fund for the fiscal years ended December 31, 2002 and December 31, 2001, respectively, are set forth below, which includes [description to be provided]:

	2002	2001

MSF	$	$
LDF	$	$

All Other Fees

The aggregate fees paid to Ernst & Young LLP for all other products and services not set forth above for each Fund for the fiscal years ended December 31, 2002 and December 31, 2001, respectively are set forth below, which includes [description to be provided]:

	2002	2001

MSF		$$2,600
LDF		$$2,600

Aggregate Non-Audit Fees to the Manager

The aggregate fees billed for professional services rendered by Ernst & Young LLP for all other services provided to the Fund, the Manager and to any entity controlling, controlled by or under common control with the Manager for the fiscal years ended December 31, 2002 and December 31, 2001, amounted to $ million for the 2002 fiscal year and $3.8 million for the 2001 fiscal year, which include [description to be provided]. The Audit Committee of each Fund also reviewed information regarding other services provided to affiliates of the Manager by Ernst & Young LLP and the fees received by Ernst & Young LLP for those services.

The Audit Committee of each Fund has considered whether the provision of non-audit services and the provision of services to affiliates of the Manager is compatible with maintaining the independence of Ernst & Young LLP.

OTHER MATTERS

No matter other than as set forth herein is expected to come before any Meeting, but should any other matter requiring a vote of stockholders arise, including any question as to an adjournment of the Meeting for a Fund, the persons named in the enclosed Proxy Card(s) will vote thereon according to their best judgment in the interests of the Fund.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

A stockholder’s proposal intended to be presented at a Fund’s Annual Meeting of Stockholders in 2004 must be received by such Fund on or before December 18, 2003, in order to be included in the Fund’s proxy statement and Proxy Card relating to that meeting. Any stockholder who desires to bring a proposal at a Fund’s Annual Meeting of Stockholders in 2004, without including such proposal in the Fund’s proxy statement, must deliver written notice thereof to the Secretary of such Fund not before March 5, 2004 and not later than April 4, 2004, in the manner and form required by that Fund’s By-Laws.

Mary E. Mullin

Secretary

Dated: [April 14], 2003

Stockholders of a Fund who do not expect to be present at the meeting for that Fund and who wish to have their shares voted are requested to date and sign the enclosed Proxy Card for the Fund and return it in the enclosed envelope. No postage is required if mailed in the United States.

PROXY CARD

The Latin American Discovery Fund, Inc.

C/O MORGAN STANLEY INVESTMENT MANAGEMENT INC.

1221 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10020

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints RONALD E. ROBISON, STEFANIE V. CHANG and MARY E. MULLIN, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and each of them, to represent and vote, as designated on the reverse side, all stock of the above Fund held of record by the undersigned on April 10, 2003 at the Annual Meeting of Stockholders to be held on June 5, 2003, and at any adjournment thereof. The undersigned hereby revokes any and all proxies with respect to such stock heretofore given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement dated [April 14], 2003.

(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

SEE REVERSE SIDE

☒	Please mark your votes as in this sample.

1.	Election of the following nominees as Directors effective July 31, 2003:

FOR                     WITHHELD

☐                                ☐

Class I Nominee:

Phillip J. Purcell

Class II Nominees:

Charles A. Fiumefreddo

Michael Bozic

Edwin J. Garn

Class III Nominees:

Wayne E. Hedien

Dr. Manuel H. Johnson

James F. Higgins

For all nominees except as noted above

2.	Approval of a recommendation that the Board of Directors act to adopt an interval fund structure for the Fund as set forth in Proposal No. 2.

FOR                     AGAINST                ABSTAIN

☐                                ☐                            ☐

This Proxy Card when properly executed will be voted in the manner directed herein by the undersigned stockholder, and in the discretion of such proxies, upon any and all other business as may properly come before the Meeting or any adjournment thereof. If no direction is made, this Proxy Card will be voted for the election of the nominees as Directors for the Fund and will be voted against Proposal No. 2 as set forth above.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. WHEN SHARES ARE HELD BY JOINT TENANTS, EACH JOINT TENANT MUST SIGN.

SIGNATURE(S)

DATE                         , 2003

When signing as attorney, executor, administrator, trustee, guardian or custodian, please sign full title as such. If a corporation, please sign full corporate name by authorized officer and indicate the signer’s office.

If a partnership, please sign in partnership name. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW     ☐